UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

KPET ULTRA PACELINE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1888520
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5109 S. Broadband Lane Sioux Falls, South Dakota	57108
(Address or Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-sixth of one Warrant	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-294067

Securities to be registered pursuant to Section 12(g) of the Act:
N/A

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of KPET Ultra Paceline Corporation (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-294067), originally filed with the Securities and Exchange Commission on March 5, 2026, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KPET ULTRA PACELINE CORPORATION

Date: March 30, 2026	By:	/s/ Roger Edward Tamraz
	Name:	Roger Edward Tamraz
	Title:	Chief Financial Officer

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